Exhibit 10.6

Restricted Stock Unit No. 87

ALBIREO PHARMA, INC.

Restricted Stock Unit Award Grant Notice

1. Name and Address of Participant:	Simon N.R. Harford
50 Malden Street, Apt. 301
Boston, MA 02118

2. Date of Grant of Restricted Stock Unit Award:	October 10, 2018

3. Maximum Number of Shares underlying Restricted Stock Unit Award:	5,000 shares of Common Stock

4.           Vesting of Award: This Restricted Stock Unit Award shall vest as follows provided the Participant is an Employee of the Company or of an Affiliate on the applicable vesting: date:

This Restricted Stock Unit Award vests and becomes exercisable  as to 25% of the underlying Shares on October 10, 2019 and as to the remainder of the underlying Shares in equal installments on the 10th day of 12 consecutive calendar quarters beginning on January 10, 2020 and ending on October 10, 2022.

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein and the terms of this Restricted Stock Unit Award as set forth above.

ALBIREO PHARMA, INC.

By:
Name: Ronald H.W. Cooper
Title: President and Chief Executive Officer

Participant:

ALBIREO PHARMA, INC.

RESTRICTED STOCK UNIT AGREEMENT -

INCORPORA TED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Restricted Stock Unit Award Grant Notice (the "Grant Detail") between Albireo Pharma, Inc. (the "Company"), a Delaware corporation, and the individual whose name appears on the Grant Detail (the "Participant").

WHEREAS, the Company desires to grant to the Participant restricted stock units ("RSUs") related to the Company's common stock, $0.01 par value per share ("Common  Stock"), as an inducement material to the Participant's entering into employment as Chief Financial Officer of the Company, starting October 10, 2018 (the "Start Date"), in accordance with the terms of an employment agreement with the Company dated October 4, 2018;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Definitions.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Agreement, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors  means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act.

Corporate Transaction means the Company is consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company's assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity, other than a transaction to merely change the state of incorporation.

Director means any member of the Board of Directors.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate).

Exchange Act means the Securities Exchange Act of 1934,  as amended.

Securities Act means the Securities Act of 1933, as amended.

2.            Grant of Award.  The Company has granted to the Participant an award for the number of restricted stock units referenced in the Grant Detail (the “Award") .  Each RSU referenced in the Grant Detail, represents a contingent entitlement of the Participant to receive one share of the Company's Common Stock (the "Shares") on the terms and conditions and subject to all the limitations set forth herein and under United States securities and tax laws.

3.            Vesting of Award.

(a)           Subject to the terms and conditions set forth in this Agreement, the Award granted hereby shall vest as set forth in the Grant Detail and is subject to the other terms and conditions of this Agreement.

(b)          On each vesting date set forth in the Grant Detail, the Participant shall be entitled to receive such number of Shares equivalent to the number of RSUs as set forth in the Grant Detail provided that the Participant is employed by the Company or an Affiliate on the applicable vesting date. Such Shares shall thereafter be delivered by the Company to the Participant within five days of the applicable vesting date and in accordance with this Agreement.

(c)          Except as otherwise set forth in this Agreement, if the Participant ceases to be employed for any reason by the Company or by an Affiliate (the "Termination") prior  to a vesting date set forth in the Grant Detail, then as of the date on which the Participant's employment terminates, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

(d)          In the event that the Participant ceases to be employed by the Company or by an Affiliate due to Disability, the Award shall vest to the extent of a pro rata portion through the date of the Participant's termination of employment due to Disability of any Shares that would have vested on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the Participant's date of Disability. The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

(e)           In the event of the death of the Participant while the Participant is employed by the Company or by an Affiliate, the Award shall vest to the extent of a pro rata portion through the date of the Participant's death of any Shares that would have vested on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's date of death.

4.            Prohibitions on Transfer and Sale.  This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company '  s securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued,  during the Participant's lifetime, only to the Participant (or,  in the event of legal incapacity or in competence,  to the Participant's guardian or representative).  This Award shall not be assigned,  pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment,  pledge,  hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 4, or the levy of any attachment or similar process upon this Award shall be null and void.

5.            Adjustments. Upon the occurrence of any of the following events,  the Participant's rights with respect to the Award shall be adjusted as hereinafter provided.

(a)          Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or

(ii) additional shares or new or different shares or other securities of the Company or other non- cash assets are distributed with respect to such shares of Common Stock, the Award and the number of Shares deliverable thereunder shall be increased or decreased proportionately, and appropriate adjustments shall be made to reflect such events.

(b)          Corporate Transactions. In the case of a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board”) shall make appropriate provision for the continuation of the Award on the same terms and conditions by substituting on an equitable basis for the unvested Shares then subject to the Award either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity.  In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, (i) the Award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising the unvested Shares subject to the Award,  or (ii) the Award shall be terminated.

(c)         Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock,  the Participant upon each vesting of the Award after the recapitalization or reorganization shall be entitled to receive the number of replacement securities which would have been received if the Award had so vested prior to such recapitalization or reorganization.

(d)          Dissolution or Liquidation of the Company. Upon the dissolution or liquidation of the Company, the Award, to the extent then unvested, will terminate and become null and void.

6.            Securities Law Compliance. Unless the offering and sale of the Shares to be issued upon the particular vesting of the Award shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such vesting unless the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

(a)           The person(s) who for whom the Award vests shall warrant to the Company,  at the time of such vesting, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and  not with a view to,  or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such vesting:

"The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person,  including  a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is  then available, and (2) there shall have been compliance with all applicable state securities laws;" and

(b)           If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular vesting in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

7.            Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

8.            Fractional Shares.  No fractional shares shall be issued under this Agreement.

9.            Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant's responsibility.  Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Administrator as follows:

(a)          through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant's total tax and other withholding obligations due and payable by the Company.  Fractional shares will not be retained to satisfy any portion of the Company's withholding obligation.  Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant's paycheck;

(b)          requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant's total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant's paycheck an amount equal to such amounts due and payable by the Company; or

(c)          if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell  to satisfy the Company's withholding obligation, after deduction of the broker's commission, and the broker shall be required to remit to the Company the cash necessary in order for  the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company's withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company's withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. Sales pursuant to this paragraph may be structured, to the extent practicable, with the intention to comply with Section 10b5-l(c)(l(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

10.          Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)           The Company is not by this Award obligated to continue the Participant as an employee of the Company or an Affiliate.

(b)          The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award, benefits in lieu of awards or any other benefits in the future.

(c)           The value of this Award is an extraordinary item of compensation outside of the scope of the Participant's employment or consulting contract,  if any.  As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy,  end of service payments, bonuses,  long-service awards,  pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

11.          Notices. Any notices to the Company required or permitted by the terms of this Agreement shall be given by recognized courier service,  facsimile, registered or certified mail, return receipt requested,  addressed as follows:

Albireo Pharma, Inc.

10 Post Office Square,  Suite 502 South

Boston,  MA 02109

Attention: General Counsel

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

12.          Assignment and Successors.

This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant's legal representatives.

13.          BENEFIT OF AGREEMENT.

Subject to the provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs,  executors, administrators,  successors and assigns of the parties hereto.

14.          Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

15.          Severability.  If any prov1s1on of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction,  then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

16.          Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (with the exception of acceleration of vesting provisions contained in any other agreement with the Company). No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

17.          Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended by the Administrator; provided,  however,  any modification or amendment of this Agreement shall not, without the consent of the Participant, adversely affect the Participant's rights under this Agreement,  unless such amendment is required by applicable law.

18.          Waivers and Consents.  The terms and prov1s1ons of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.

19.          Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate facilitating the grant of RSUs under this Agreement, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of RSUs; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

20.          Section 409A. The Award evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a "short term deferral" (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-l(b)(4)(i)), and shall be construed accordingly.